UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 28, 2016

SPOK HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32358	16-1694797
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6850 Versar Center, Suite 420, Springfield, Virginia	22151
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (800) 611-8488
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 28, 2016, Spok Holdings, Inc., a Delaware corporation (the “Company”) entered into an executive employment agreement (the “Employment Agreement”) with Vincent D. Kelly, the Chief Executive Officer and President of the Company. Upon its effectiveness on January 1, 2017, the Employment Agreement is intended to replace and supersede the Second Amended and Restated Employment Agreement by and between the Company and Mr. Kelly, dated as of March 16, 2011 and amended as of July 29, 2013.
Pursuant to the Employment Agreement, Mr. Kelly will continue to serve as the Chief Executive Officer and President of the Company. The term of the Employment Agreement will commence on January 1, 2017 and will end on December 31, 2019, unless earlier terminated. Mr. Kelly’s annual base salary under the Employment Agreement will initially be $600,000, with a target annual cash bonus opportunity of 100% of his base salary.
The Employment Agreement provides for the payment of severance benefits following certain terminations of Mr. Kelly’s employment with the Company. If Mr. Kelly’s employment is terminated by the Company other than for “cause” (as defined in the Employment Agreement), or if Mr. Kelly resigns for “good reason” (as defined in the Employment Agreement), then, subject to Mr. Kelly executing and not revoking a general release of claims against the Company, the Company will pay Mr. Kelly (i) an amount equal to two times Mr. Kelly’s base salary, (ii) an amount equal to one times Mr. Kelly’s target annual bonus (provided that, if Mr. Kelly’s termination occurs within one year following a change in control of the Company, he will be entitled to receive an amount equal to two times his target annual bonus), (iii) a pro-rated amount of Mr. Kelly’s target annual bonus for his service during the year of termination, (iv) certain medical premium reimbursements for up to two years following his termination, (v) reimbursement for up to $35,000 for outplacement services, (vi) accelerated vesting of any outstanding equity awards that are subject solely to service-based vesting conditions, and (vii) a waiver of any service-based vesting conditions applicable to performance-based equity awards, which shall be payable if and when applicable performance objectives are achieved. If Mr. Kelly’s employment is terminated by the Company due to his death or disability, the Company will pay Mr. Kelly (or, if applicable, his estate) (i) an amount equal to two times Mr. Kelly’s base salary and (ii) a pro-rated amount of Mr. Kelly’s target annual bonus for his service during the year of termination.
Pursuant to the Employment Agreement, Mr. Kelly will be subject to non-competition and employee non-solicitation covenants during the period of his employment with the Company and for two years following his termination.
The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit
No.	Description
10.1	Third Amended and Restated Employment Agreement, between Spok Holdings, Inc. and Vincent D. Kelly, dated as of December 28, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spok Holdings, Inc.

December 28, 2016	By:	/s/ Shawn E. Endsley
		Name:	Shawn E. Endsley
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
10.1	Third Amended and Restated Employment Agreement, between Spok Holdings, Inc. and Vincent D. Kelly, dated as of December 28, 2016.